July 25, 2003

Securities and Exchange Commission
450 Fifth Street N.W.
Washington C. C. 20549
United States of America


Commissioners

I have read the statements made by VHS Networks, Inc. (copy attached), which I understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 25, 2003. I agree with the statements concerning my firm in such 8-K.


Yours truly,

/s/ Gary R. Brown
----------------------
Gary R. Brown C.A.

Gary R. Brown
5405 Eglinton Avenue West, Suite 104
Toronto, Ontario, CANADA
M9C 5K6
Ph 416-695-7070